SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED MAY 19, 1999
(To Prospectus dated October 26, 1998)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 1999-2

                                 ------------


The Class BV
certificates represent
obligations of the trust                The Class BV Certificates
only and do not
represent an interest in        o       This supplement relates to the
or obligation of                        offering of the Class BV certificates
CWABS, Inc.,                            of the series referenced above. This
Countrywide Home                        supplement does not contain complete
Loans, Inc.,                            information about the offering of the
Countrywide Home                        Class BV certificates. Additional
Loans Servicing LP or                   information is contained in the
any of their affiliates.                prospectus supplement dated May 19,
                                        1999, prepared in connection with the
This supplement may be                  offering of the offered certificates
used to offer and sell the              of the series referenced above and in
offered certificates only               the prospectus of the depositor dated
if accompanied by the                   October 26, 1998. You are urged to
prospectus supplement                   read this supplement, the prospectus
and the prospectus.                     supplement and the prospectus in full.

                                o As of April 25, 2003, the certificate principal balance of the Class BV certificates was approximately
                                        $4,996,730.





Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class BV certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

April 30, 2003

                               THE MORTGAGE POOL

     As of April 1, 2003 (the "Reference Date"), the Fixed Rate Loan Group included approximately 830 Mortgage Loans having an aggregate Stated Principal Balance of approximately $55,381,857, and the Adjustable Rate Loan Group included approximately 791 Mortgage Loans having an aggregate Stated Principal Balance of approximately $66,623,072.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                                As of April 1, 2003
                                                                     Fixed Loan Group       Adjustable Rate
                                                                                               Loan Group

Total Number of Mortgage Loans................................             830                    791
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
         30-59 days...........................................          3.73%                    4.55%
         60-90 days...........................................          1.08%                    1.39%
         91 days or more (excluding pending foreclosures).....          5.30%                    7.59%
                                                                        -----                    -----
         Total Delinquencies..................................         10.11%                   13.53%
                                                                       ======                   ======
Foreclosures Pending..........................................          4.10%                    7.33%
                                                                        -----                    -----
Total Delinquencies and foreclosures pending..................         14.21%                   20.86%
                                                                       ======                   ======

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Sixteen (16) Mortgage Loans in the Fixed Rate Loan Group have been converted and are, as of the Reference Date, REO loans. Twenty-one (21) Mortgage Loans in the Adjustable Rate Loan Group have been converted and are, as of the Reference Date, REO loans.

     Certain additional information as to the Adjustable Rate Loan Group as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of B&C quality mortgage loans originated by Countrywide

Home Loans, Inc. A B&C quality mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                                         Delinquency and Foreclosure Experience
                                  As of December 31, 2001            As of December 31, 2002               As of March 31, 2003
                                  -----------------------            -----------------------               --------------------
  Total Portfolio.......    $9,081,242,926.99     100.00%     $10,499,524,957.75     100.00%     $12,051,227,600.40     100.00%
  Delinquency percentage
         30-59 days.....      $806,843,594.55       8.88%        $776,262,182.66       7.39%        $759,579,662.19       6.30%
         60-89 days.....       255,443,513.99       2.81%        $272,447,833.46       2.59%        $242,823,173,75       2.01%
         90+ days.......        103,605,79149       1.14%        $112,192,108.56       1.07%         $71,249,693.96       0.59%
             Total......    $1,165,892,900.03      12.84%      $1,160,902,124.68      11.06%      $1,073,652,529.90       8.91%
                          ======================================================================================================
  Foreclosure Rate......      $356,652,093.38       3.93%        $277,872,737.06       2.65%        $301,445,696.31       2.50%
  Bankruptcy Rate.......      $232,679,880.26       2.56%        $293,013,840.50       2.79%        $293,088,674.42       2.43%
                          ======================================================================================================


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on B&C quality mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS BV CERTIFICATES

     The Class BV Certificates will be entitled to receive interest as described in the Prospectus Supplement under "Description of the Certificates
- Distributions - Distributions of Interest." The Class BV Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates - Distributions - Distributions of Principal."

     As of April 25, 2003 (the "Certificate Date"), the Certificate Principal Balance of the Class BV Certificates was approximately $4,996,730 evidencing a beneficial ownership interest of approximately 4.26% in the Trust Fund. As of the Certificate Date, the Class A Fixed Rate Certificates and the Class A Adjustable Rate Certificates had aggregate principal balances of approximately $42,516,774 and $34,816,011, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 36.24% and 29.67%, respectively, in the Trust Fund. As of the Certificate Date, the Subordinated Offered Fixed Rate Certificates and the Subordinated Offered Adjustable Rate Certificates had aggregate principal balances of approximately $10,850,000 and $29,142,138, respectively, and evidenced in the aggregate a beneficial ownership interest of approximately 9.25% and 24.84%, respectively, in the Trust Fund. For additional information with respect to the Class BV Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The April 2003 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in the calendar month following the Reference Date in accordance with the payment priorities defined in the Prospectus Supplement; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting payment by the Mortgagors of principal of and interest on the Mortgage Loans occur; (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Reference Date and prepayments represent payment in full of individual Mortgage Loans and are received on the last day of each month commencing with the month following the Reference Date, and include 30 days' interest thereon; (v) the level of the six-month LIBOR Mortgage Index remains constant at 1.180% per annum and the level of One-Month LIBOR remains constant at 1.270% per annum; (vi) the Pass-Through Margin for the Offered Adjustable Rate Certificates remains constant at the rates applicable prior to the related Optional Termination Date and the Pass-Through Margin for the Offered Adjustable Rate Certificates is adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the sale of the Class BV Certificates is

May 7, 2003; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Mortgage Rate Adjustment Date (and on subsequent Mortgage Rate Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors); and (ix) except as indicated with respect to weighted average lives, no optional termination is exercised with respect to either Loan Group as described in the Prospectus Supplement under the heading "Description of the Certificates --Optional Termination".

     Prepayments on mortgage loans commonly are measured relative to a prepayment standard or model. The models used in this Supplement ("Prepayment Models") are based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of mortgage loans similar to the Mortgage Loans in each Loan Group. For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 100% of the Prepayment Vector assumes prepayment rates of 2.4% per annum of the then outstanding principal balance of the Fixed Rate Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 2.4% per annum in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such Fixed Rate Mortgage Loans, a 100% Prepayment Vector assumes a constant prepayment rate of 24% per annum. For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Supplement ("Constant Prepayment Rate" or "CPR") is a prepayment assumption which represents a constant assumed rate of prepayment each month relative of the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 27% CPR assumes a constant prepayment rate of 27% per annum.

     As used in the following tables "100% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rates equal to 100% of the Prepayment Vector; "125% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rates equal to 125% of the Prepayment Vector; "150% of the Prepayment Vector" assumes that the Fixed Rate Mortgage Loans will prepay at rates equal to 150% of the Prepayment Vector; and the other percentages of the Prepayment Vector identified therein assume that the Fixed Rate Mortgage Loans will prepay at rates equal to such respective percentages of the Prepayment Vector.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of the Prepayment Models, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rate borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class BV Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.

                                Percent of Class Certificate Principal Balance
                                     at the Respective Percentages of the
                                              Prepayment Models
Fixed  Rate Mortgage Loans (PV)            0.00%    12.00%    18.00%    24.00%     30.00%    36.00%    42.00%
                                           -----    ------    ------    ------     ------    ------    ------
Adjustable Rate Mortgage Loans (CPR)       0.00%    13.50%    20.25%    27.00%     33.75%    40.50%    47.25%
                                           -----    ------    ------    ------     ------    ------    ------
Payment Date
------------

Initial Percentage                           100       100       100       100        100       100       100
May 25, 2004.....................             99        86        79        72         66        57        47
May 25, 2005.....................             98        73        62        47         33        20         8
May 25, 2006.....................             96        62        43        25         10         0         0
May 25, 2007.....................             95        50        27         9          0         0         0
May 25, 2008.....................             94        38        14         0          0         0         0
May 25, 2009.....................             92        27         4         0          0         0         0
May 25, 2010.....................             90        18         0         0          0         0         0
May 25, 2011.....................             88        10         0         0          0         0         0
May 25, 2012.....................             86         4         0         0          0         0         0
May 25, 2013.....................             84         0         0         0          0         0         0
May 25, 2014.....................             81         0         0         0          0         0         0
May 25, 2015.....................             78         0         0         0          0         0         0
May 25, 2016.....................             75         0         0         0          0         0         0
May 25, 2017.....................             72         0         0         0          0         0         0
May 25, 2018.....................             69         0         0         0          0         0         0
May 25, 2019.....................             65         0         0         0          0         0         0
May 25, 2020.....................             60         0         0         0          0         0         0
May 25, 2021.....................             54         0         0         0          0         0         0
May 25, 2022.....................             46         0         0         0          0         0         0
May 25, 2023.....................             38         0         0         0          0         0         0
May 25, 2024.....................             28         0         0         0          0         0         0
May 25, 2025.....................             18         0         0         0          0         0         0
May 25, 2026.....................              7         0         0         0          0         0         0
May 25, 2027.....................              0         0         0         0          0         0         0
Weighted Average Life in years (1)         16.66      4.20      2.80      2.05       1.59      1.27      1.03
Weighted Average Life in years (1)(2)      15.80      3.28      2.17      1.59       1.23      0.96      0.78

     --------------------------
     (1) Determined as specified in the Prospectus Supplement.
     (2) To the Optional Termination Date.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class BV Certificates discussed under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" in Annex I of the Prospectus Supplement and under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class BV Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class BV Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan (a "Plan Investor") only if the potential investor delivers the opinion of counsel described in "ERISA Considerations" in the Prospectus Supplement, or is an insurance company investing plan assets held in its general account in circumstances that satisfy the requirements of Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60. Each investor that does not deliver the opinion of counsel described in the Prospectus Supplement will be deemed to represent either that it is not a Plan Investor or that it is investing assets held in an insurance company general account and its acquisition and holding of the Class BV Certificate satisfy the conditions for relief under Sections I and III of PTCE 95-60.

                                    RATINGS

     The Class BV Certificates are currently rated "BBB" by Fitch Ratings and by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class BV Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                                                     Exhibit 1


                                       Adjustable Rate Loan Group



Summary of Loans in the Adjustable Rate Loan Group                                      Range
(As of the Mortgage Date)                                                               -----

Number of Mortgage Loans                                          791
Aggregate Principal Balance                               $66,623,072
Average Principal Balance                                     $84,226       $7,585        to    $543,562
Weighted Average Current Mortgage Rate                          8.92%        6.00%        to      13.38%
Net Weighted Average Current Mortgage Rate                      8.41%        5.49%        to      12.87%

Adjustable Rate Mortage Loan Characteristics
Weighted Average Gross Margin                                   6.21%        4.75%        to       9.60%
Weighted Average Maximum Mortgage Rate                         15.81%       12.50%        to      20.38%
Weighted Average Minimum Mortgage Rate                          8.83%        5.50%        to      13.38%
Weighted Average Original Term (months)                           360          180        to         360
Weighted Average Remaining Term (months)                          312          131        to         314
Weighted Average Loan-to-Value Ratio                           73.90%       15.00%        to      90.00%

Weighted Average FICO Credit Score                                585

                                               Adjustable Rate Loan Group




Mortgage Loan Programs

                                                                                                        Percentage of
Loan Programs                            Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
Six-Month LIBOR                                               791                   $66,623,072                100.00 %
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================


Current Mortgage Loan Principal Balances



Range of Mortgage Loan                                                                                  Percentage of
Principal Balances($)                    Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
$ 0.01 to $25,000                                              31                      $602,970                  0.91 %
$ 25,000.01 to $50,000                                        204                  8,023,747.00                 12.04
$ 50,000.01 to $75,000                                        212                 13,106,700.00                 19.67
$ 75,000.01 to $100,000                                       151                 13,061,969.00                 19.61
$100,000.01 to $150,000                                       116                 14,201,328.00                 21.32
$150,000.01 to $200,000                                        31                  5,377,289.00                  8.07
$200,000.01 to $250,000                                        29                  6,466,615.00                  9.71
$250,000.01 to $300,000                                         5                  1,358,587.00                  2.04
$300,000.01 to $350,000                                         6                  1,906,182.00                  2.86
$350,000.01 to $400,000                                         3                  1,124,057.00                  1.69
$400,000.01 to $450,000                                         2                    850,065.00                  1.28
$500,000.01 to $550,000                                         1                    543,562.00                  0.82
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================

                                               Adjustable Rate Loan Group



Current Mortgage Rates



Range of Current Mortgage                                                                               Percentage of
Rates(%)                                 Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
5.501 - 6.000                                                   1                      $105,528                   0.16 %
6.001 - 6.500                                                   1                     92,455.00                   0.14
6.501 - 7.000                                                  22                  2,279,412.00                   3.42
7.001 - 7.500                                                  49                  4,438,901.00                   6.66
7.501 - 8.000                                                  94                  8,961,842.00                  13.45
8.001 - 8.500                                                 140                 12,380,804.00                  18.58
8.501 - 9.000                                                 141                 11,978,332.00                  17.98
9.001 - 9.500                                                 103                  8,737,577.00                  13.11
9.501 - 10.000                                                104                  8,352,077.00                  12.54
10.001 - 10.500                                                50                  3,626,383.00                   5.44
10.501 - 11.000                                                39                  2,548,574.00                   3.83
11.001 - 11.500                                                17                  1,128,451.00                   1.69
11.501 - 12.000                                                17                  1,197,679.00                   1.80
12.001 - 12.500                                                 5                    274,922.00                   0.41
12.501 - 13.000                                                 4                    281,893.00                   0.42
13.001 - 13.500                                                 4                    238,242.00                   0.36
------------------------------------------------------------------------------------------------------------------------

Total                                                        791                   $66,623,072                  100.00 %
========================================================================================================================




Remaining Term to Maturity

Range of Remaining Term                                                                                 Percentage of
to Maturity (Months)                     Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
121 - 180                                                       5                      $175,140                  0.26 %
181 - 300                                                       4                    130,743.00                  0.20
301 - 360                                                     782                 66,317,189.00                 99.54
------------------------------------------------------------------------------------------------------------------------

 Total                                                        791                   $66,623,072                100.00 %
========================================================================================================================

                                               Adjustable Rate Loan Group



Original Loan-to-Value Ratios

Range of Original                                                                                       Percentage of
Loan-to-Value Ratios                     Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                                  43                    $2,671,219                   4.01 %
50.01-55.00                                                    20                  1,246,819.00                   1.87
55.01-60.00                                                    46                  3,280,637.00                   4.92
60.01-65.00                                                    79                  5,250,042.00                   7.88
65.01-70.00                                                    12                910,226,750.00                  15.35
70.01-75.00                                                   155                 14,456,730.00                  21.70
75.01-80.00                                                   179                 17,193,968.00                  25.81
80.01-85.00                                                    78                  6,642,251.00                   9.97
85.01-90.00                                                    62                  5,654,654.00                   8.49
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                 100.00 %
========================================================================================================================





State Distribution of Mortgaged Properties


                                                                                                        Percentage of
State                                    Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
Alaska                                                          1                       $93,966                   0.14 %
Arizona                                                        18                  1,679,948.00                   2.52
Arkansas                                                        8                    411,612.00                   0.62
California                                                     82                 10,766,425.00                  16.16
Colorado                                                       17                  1,744,126.00                   2.62
Connecticut                                                     3                    242,151.00                   0.36
District Of Columbia                                            6                    476,609.00                   0.72
Florida                                                        69                  4,513,915.00                   6.78
Georgia                                                        17                  1,312,385.00                   1.97
Hawaii                                                          5                  1,352,547.00                   2.03
Idaho                                                          10                    941,669.00                   1.41
Illinois                                                       40                  3,491,989.00                   5.24
Indiana                                                        35                  2,311,364.00                   3.47
Iowa                                                            6                    303,154.00                   0.46
Kansas                                                          6                    235,424.00                   0.35
Kentucky                                                       10                    598,279.00                   0.90
Louisiana                                                      17                    959,088.00                   1.44
Maine                                                           1                     52,288.00                   0.08
Maryland                                                       12                    958,057.00                   1.44
Massachusetts                                                   3                    172,542.00                   0.26
Michigan                                                       69                  4,877,393.00                   7.32
Minnesota                                                       7                    292,091.00                   0.44
Mississippi                                                     3                    153,042.00                   0.23
Missouri                                                       20                  1,344,703.00                   2.02
Montana                                                         3                    158,385.00                   0.24

                                               Adjustable Rate Loan Group



                                                                                                        Percentage of
State                                    Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
Nebraska                                                        1                     25,331.00                  0.04
Nevada                                                         22                  1,771,952.00                  2.66
New Hampshire                                                   1                    103,969.00                  0.16
New Jersey                                                      8                  1,048,690.00                  1.57
New Mexico                                                     11                    864,640.00                  1.30
New York                                                       10                  1,260,668.00                  1.89
North Carolina                                                 27                  2,001,381.00                  3.00
Ohio                                                           51                  3,362,259.00                  5.05
Oklahoma                                                        9                    662,202.00                  0.99
Oregon                                                         14                  1,672,310.00                  2.51
Pennsylvania                                                   22                  1,144,466.00                  1.72
South Carolina                                                  4                    344,050.00                  0.52
South Dakota                                                    1                     35,116.00                  0.05
Tennessee                                                      20                  2,142,279.00                  3.22
Texas                                                          31                  2,345,806.00                  3.52
Utah                                                            5                    478,998.00                  0.72
Vermont                                                         2                    200,647.00                  0.30
Virginia                                                        5                    299,487.00                  0.45
Washington                                                     40                  4,401,910.00                  6.61
West Virginia                                                   6                    300,104.00                  0.45
Wisconsin                                                      29                  2,505,909.00                  3.76
Wyoming                                                         4                    207,743.00                  0.31
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================

                                               Adjustable Rate Loan Group



FICO Credit Scores


                                                                                                        Percentage of
Range of FICO Credit Scores              Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
761 - 780                                                       3                   $284,842.00                  0.43 %
741 - 760                                                       1                     44,039.00                  0.07
721 - 740                                                       3                    301,457.00                  0.45
701 - 720                                                       7                    705,119.00                  1.06
681 - 700                                                      12                    762,631.00                  1.14
661 - 680                                                      31                  2,997,697.00                  4.50
641 - 660                                                      37                  4,420,422.00                  6.63
621 - 640                                                      62                  5,995,008.00                  9.00
601 - 620                                                     114                 10,021,621.00                 15.04
581 - 600                                                     113                  8,879,094.00                 13.33
561 - 580                                                     104                  8,477,443.00                 12.72
541 - 560                                                     124                 10,193,952.00                 15.30
521 - 540                                                      91                  6,293,554.00                  9.45
501 - 520                                                      46                  3,753,552.00                  5.63
500 or Less                                                    29                  2,685,270.00                  4.03
Missing                                                        14                    807,371.00                  1.21
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================


Types of Mortgaged Properties

                                                                                                        Percentage of
Property Types                           Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
Single Family Residence                                       660                   $56,877,202                 85.37 %
Planned Unit Development                                       32                  3,134,771.00                  4.71
Manufactured Housing                                           39                  2,418,862.00                  3.63
2-4 Family Residence                                           34                  2,365,201.00                  3.55
Low Rise Condominium                                           25                  1,751,250.00                  2.63
High Rise Condominium                                           1                     75,787.00                  0.11
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================

                                               Adjustable Rate Loan Group



Purpose of Mortgage Loans


                                                                                                        Percentage of
Loan Purpose                             Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
Refinance(Cash Out)                                           520                   $42,625,849                 63.98 %
Purchase                                                      159                 14,287,785.00                 21.45
Refinance(Rate/Term)                                          112                  9,709,437.00                 14.57
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================



Occupancy Types of the Mortgage Loans



                                                                                                        Percentage of
Occupancy Type                           Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                                716                   $61,537,650                 92.37 %
Investment                                                     68                  4,542,511.00                  6.82
Secondary Residence                                             7                    542,910.00                  0.81
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================



Documentation Programs for the Mortgage Loans


                                                                                                        Percentage of
Type of Program                          Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
Full                                                          555                   $43,445,012                 65.21 %
Stated Income                                                 201                 19,155,524.00                 28.75
Simple                                                         35                  4,022,536.00                  6.04
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================



Gross Margin


Range of Gross                                                                                          Percentage of
Margins(%)                               Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
4.001 - 5.000                                                  33                    $2,918,946                  4.38 %
5.001 - 6.000                                                 313                 28,211,000.00                 42.34
6.001 - 7.000                                                  33                527,962,892.00                 41.97
7.001 - 8.000                                                  97                  6,633,103.00                  9.96
8.001 - 9.000                                                  12                    840,528.00                  1.26
9.001 - 10.000                                                  1                     56,604.00                  0.08

Total                                                         791                   $66,623,072                 100.00 %
========================================================================================================================

                                               Adjustable Rate Loan Group




Subsequent Adjustment Date


Subsequent Adjustment                                                                                   Percentage of
Date                                     Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
May-03                                                        260                   $22,860,132                 34.31 %
Jun-03                                                        110                  8,820,948.00                 13.24
Jul-03                                                         28                  2,094,445.00                  3.14
Aug-03                                                          9                    677,736.00                  1.02
Sep-03                                                        138                 11,140,942.00                 16.72
Oct-03                                                        246                 21,028,869.00                 31.56
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================





Range of Months to Adjustment Date

Range of Months                                                                                         Percentage of
to Adjustment Date                       Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
0 - 6                                                         791                   $66,623,072                100.00 %
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================

                                               Adjustable Rate Loan Group



Maximum Mortgage Rates



Range of Maximum                                                                                        Percentage of
Mortgage Rates(%)                        Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
12.001 - 12.500                                                 1                       $52,716                  0.08 %
12.501 - 13.000                                                 4                    540,809.00                  0.81
13.001 - 13.500                                                17                  1,728,495.00                  2.59
13.501 - 14.000                                                23                  1,938,514.00                  2.91
14.001 - 14.500                                                67                  5,892,149.00                  8.84
14.501 - 15.000                                                97                  9,239,872.00                 13.87
15.001 - 15.500                                               118                 11,255,011.00                 16.89
15.501 - 16.000                                               128                 10,412,981.00                 15.63
16.001 - 16.500                                                98                  7,981,182.00                 11.98
16.501 - 17.000                                               102                  8,247,610.00                 12.38
17.000 - 17.500                                                50                  3,663,973.00                  5.50
17.501 - 18.000                                                39                  2,548,574.00                  3.83
18.001 - 18.500                                                17                  1,128,451.00                  1.69
18.501 - 19.000                                                17                  1,197,679.00                  1.80
19.001 - 19.500                                                 5                    274,922.00                  0.41
19.501 - 20.000                                                 4                    281,893.00                  0.42
Over 20.001                                                     4                    238,242.00                  0.36
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================




Initial Periodic Rate Cap

Initial Periodic Rate                                                                                   Percentage of
Cap(%)                                   Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
1.00                                                           13                      $932,426                  1.40 %
1.50                                                          764                 64,019,886.00                 96.09
3.00                                                           14                  1,670,760.00                  2.51
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================

                                               Adjustable Rate Loan Group




Subsequent Periodic Rate Cap


Subsequent Periodic                                                                                     Percentage of
Rate Cap(%)                              Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
1.00                                                          144                   $12,113,829                 18.18 %
1.50                                                          647                 54,509,243.00                 81.82
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================




Minimum Mortgage Rates



Range of Minimum Mortgage                                                                               Percentage of
Rates(%)                                 Number of Mortgage Loans   Aggregate Principal Balance            Loan Group
------------------------------------------------------------------------------------------------------------------------
5.001 - 6.000                                                   6                      $612,504                  0.92 %
6.001 - 7.000                                                  41                  3,689,682.00                  5.54
7.001 - 8.000                                                 159                 14,331,964.00                 21.51
8.001 - 9.000                                                 245                 21,673,037.00                 32.53
9.001 - 10.000                                                203                 16,914,214.00                 25.39
10.001 - 11.000                                                90                  6,280,485.00                  9.43
11.001 - 12.000                                                34                  2,326,130.00                  3.49
12.001 - 13.000                                                 9                    556,815.00                  0.84
13.001 - 14.000                                                 4                    238,242.00                  0.36
------------------------------------------------------------------------------------------------------------------------

Total                                                         791                   $66,623,072                100.00 %
========================================================================================================================

                                  EXHIBIT 2

                                                                     Exhibit 2

        THE
       BANK OF                                       Distribution Date: 4/25/03
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                            Countrywide Home Loans
                           Asset-Backed Certificates
                                 Series 1999-2


                Certificateholder Monthly Distribution Summary

--------------------------------------------------------------------------------------------------------
                                         Certificate                         Pass
                         Class           Rate              Beginning         Through        Principal
Class      Cusip         Description     Type              Balance           Rate (%)       Distribution
--------------------------------------------------------------------------------------------------------
AF1        126671FP6       Senior          Fix-30/360               0.00     6.130000               0.00
AF2        126671FQ4       Senior          Fix-30/360               0.00     6.240000               0.00
AF3        126671FR2       Senior          Fix-30/360               0.00     6.390000               0.00
AF4        126671FS0       Senior          Fix-30/360      20,252,433.63     6.780000       1,850,050.97
AF5        126671FT8       Senior          Fix-30/360      11,628,000.00     7.170000               0.00
AF6        126671FU5       Senior          Fix-30/360      12,759,477.60     6.730000         273,086.48
AV1        126671FY7       Senior          Fix-Act/360     34,816,011.10     1.525000               0.00
R          PRIVATE         Senior          Fix-30/360               0.00     0.000000               0.00
--------------------------------------------------------------------------------------------------------
MF1        126671FV3       Mezzanine       Fix-30/360       5,037,000.00     7.090000               0.00
MF2        126671FW1       Mezzanine       Fix-30/360       2,713,000.00     7.480000               0.00
BF         126671FX9       Junior          Fix-30/360       3,100,000.00     8.700000               0.00
MV1        126671FZ4       Mezzanine       Fix-Act/360     14,962,000.00     1.745000               0.00
MV2        126671GA8       Mezzanine       Fix-Act/360     11,025,000.00     2.205000       1,841,592.49
BV         126671GB6       Junior          Fix-Act/360      5,683,175.63     3.905000         686,445.24
BFI        PRIVATE         Junior          Fix-30/360               0.00     0.000000               0.00
BVI        PRIVATE         Junior          Fix-30/360               0.00     0.000000               0.00
--------------------------------------------------------------------------------------------------------
Totals                                                    121,976,097.96                    4,651,175.18
--------------------------------------------------------------------------------------------------------


(table continued)


--------------------------------------------------------------------------------------------------------
                                                             Current                          Cumulative
                             Interest        Total           Realized       Ending            Realized
Class          Cusip         Distribution    Distribution    Losses         Balance           Losses
--------------------------------------------------------------------------------------------------------
AF1           126671FP6            0.00            0.00        0.00             0.00            0.00
AF2           126671FQ4            0.00            0.00        0.00             0.00            0.00
AF3           126671FR2            0.00            0.00        0.00             0.00            0.00
AF4           126671FS0      114,426.25    1,964,477.22        0.00    18,402,382.65            0.00
AF5           126671FT8       69,477.30       69,477.30        0.00    11,628,000.00            0.00
AF6           126671FU5       71,559.40      344,645.88        0.00    12,486,391.12            0.00
AV1           126671FY7       45,720.19       45,720.19        0.00    34,816,011.10            0.00
R             PRIVATE              0.00            0.00        0.00             0.00            0.00
--------------------------------------------------------------------------------------------------------
MF1           126671FV3       29,760.27       29,760.27        0.00     5,037,000.00            0.00
MF2           126671FW1       16,911.03       16,911.03        0.00     2,713,000.00            0.00
BF            126671FX9       22,475.00       22,475.00        0.00     3,100,000.00            0.00
MV1           126671FZ4       22,482.48       22,482.48        0.00    14,962,000.00            0.00
MV2           126671GA8       20,933.72    1,862,526.21        0.00     9,183,407.51            0.00
BV            126671GB6       19,110.47      705,555.71        0.00     4,996,730.39            0.00
BFI           PRIVATE         17,891.65       17,891.65        0.00             0.00            0.00
BVI           PRIVATE        243,380.85      243,380.85        0.00             0.00            0.00
--------------------------------------------------------------------------------------------------------
Totals                       694,128.62    5,345,303.80        0.00   117,324,922.77            0.00
--------------------------------------------------------------------------------------------------------


Effective with the January 27, 2003 Distribution Date, Countrywide Home Loans has changed the method it utilizes to calculate delinquencies from the MBA method to the OTS method. Under the OTS method, a loan is considered delinquent if a monthly payment has not been received by the close of business on the loan's due date in the following month. Under the MBA method, a loan would be considered delinquent if the payment had not been received by the end of the day immediately preceding the loan's next due date (generally the last day of the month which the payment was due). The cut-off date for information under both methods is as of the end of the calendar month.

        THE
       BANK OF                                       Distribution Date: 4/25/03
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                            Countrywide Home Loans
                           Asset-Backed Certificates
                                 Series 1999-2


                         Principal Distribution Detail

-------------------------------------------------------------------------------------------------------------
                               Original          Beginning       Scheduled                        Unscheduled
                               Certificate       Certificate     Principal       Accretion        Principal
Class          Cusip           Balance           Balance         Distribution    Principal        Adjustments
-------------------------------------------------------------------------------------------------------------

AF1            126671FP6      43,798,000.00              0.00            0.00         0.00           0.00
AF2            126671FQ4      30,822,000.00              0.00            0.00         0.00           0.00
AF3            126671FR2      19,666,000.00              0.00            0.00         0.00           0.00
AF4            126671FS0      22,736,000.00     20,252,433.63    1,850,050.97         0.00           0.00
AF5            126671FT8      11,628,000.00     11,628,000.00            0.00         0.00           0.00
AF6            126671FU5      15,500,000.00     12,759,477.60      273,086.48         0.00           0.00
AV1            126671FY7     277,200,000.00     34,816,011.10            0.00         0.00           0.00
R              PRIVATE                 0.00              0.00            0.00         0.00           0.00
-------------------------------------------------------------------------------------------------------------
MF1            126671FV3       5,037,000.00      5,037,000.00            0.00         0.00           0.00
MF2            126671FW1       2,713,000.00      2,713,000.00            0.00         0.00           0.00
BF             126671FX9       3,100,000.00      3,100,000.00            0.00         0.00           0.00
MV1            126671FZ4      14,962,000.00     14,962,000.00            0.00         0.00           0.00
MV2            126671GA8      11,025,000.00     11,025,000.00    1,841,592.49         0.00           0.00
BV             126671GB6      11,813,000.00      5,683,175.63      686,445.24         0.00           0.00
BFI            PRIVATE                 0.00              0.00            0.00         0.00           0.00
BVI            PRIVATE                 0.00              0.00            0.00         0.00           0.00
-------------------------------------------------------------------------------------------------------------
Totals                       470,000,000.00    121,976,097.96    4,651,175.18         0.00           0.00
-------------------------------------------------------------------------------------------------------------


(table continued)


------------------------------------------------------------------------------------------------
                                Net              Current         Ending           Ending
                                Principal        Realized        Certificate      Certificate
Class          Cusip            Distribution     Losses          Balance          Factor
------------------------------------------------------------------------------------------------
AF1            126671FP6                0.00        0.00                0.00      0.00000000000
AF2            126671FQ4                0.00        0.00                0.00      0.00000000000
AF3            126671FR2                0.00        0.00                0.00      0.00000000000
AF4            126671FS0        1,850,050.97        0.00       18,402,382.65      0.80939402951
AF5            126671FT8                0.00        0.00       11,628,000.00      1.00000000000
AF6            126671FU5          273,086.48        0.00       12,486,391.12      0.80557362069
AV1            126671FY7                0.00        0.00       34,816,011.10      0.12559888563
R              PRIVATE                  0.00        0.00                0.00      0.00000000000
------------------------------------------------------------------------------------------------
MF1            126671FV3                0.00        0.00        5,037,000.00      1.00000000000
MF2            126671FW1                0.00        0.00        2,713,000.00      1.00000000000
BF             126671FX9                0.00        0.00        3,100,000.00      1.00000000000
MV1            126671FZ4                0.00        0.00       14,962,000.00      1.00000000000
MV2            126671GA8        1,841,592.49        0.00        9,183,407.51      0.83296213229
BV             126671GB6          686,445.24        0.00        4,996,730.39      0.42298572676
BFI            PRIVATE                  0.00        0.00                0.00      0.00000000000
BVI            PRIVATE                  0.00        0.00                0.00      0.00000000000
------------------------------------------------------------------------------------------------
Totals                          4,651,175.18       0.00       117,324,922.77
------------------------------------------------------------------------------------------------

        THE
       BANK OF                                       Distribution Date: 4/25/03
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                            Countrywide Home Loans
                           Asset-Backed Certificates
                                 Series 1999-2


                         Interest Distribution Detail

                Beginning          Pass              Accrued           Cumulative
                Certificate        Through           Optimal           Unpaid             Deferred
Class           Balance            Rate (%)          Interest          Interest           Interest
--------------------------------------------------------------------------------------------------
AF1                    0.00        6.130000             0.00           0.00                0.00
AF2                    0.00        6.240000             0.00           0.00                0.00
AF3                    0.00        6.390000             0.00           0.00                0.00
AF4           20,252,433.63        6.780000       114,426.25           0.00                0.00
AF5           11,628,000.00        7.170000        69,477.30           0.00                0.00
AF6           12,759,477.60        6.730000        71,559.40           0.00                0.00
AV1           34,816,011.10        1.525000        45,720.19           0.00                0.00
R                      0.00        0.000000             0.00           0.00                0.00
--------------------------------------------------------------------------------------------------
MF1            5,037,000.00        7.090000        29,760.27           0.00                0.00
MF2            2,713,000.00        7.480000        16,911.03           0.00                0.00
BF             3,100,000.00        8.700000        22,475.00           0.00                0.00
MV1           14,962,000.00        1.745000        22,482.48           0.00                0.00
MV2           11,025,000.00        2.205000        20,933.72           0.00                0.00
BV             5,683,175.63        3.905000        19,110.47           0.00                0.00
BFI                    0.00        0.000000             0.00           0.00                0.00
BVI                    0.00        0.000000             0.00           0.00                0.00
--------------------------------------------------------------------------------------------------
Totals       121,976,097.96                       432,856.12           0.00                0.00
--------------------------------------------------------------------------------------------------


(table continued)


----------------------------------------------------------------------------------
                 Total            Net               Unscheduled
                 Interest         Prepayment        Interest            Interest
Class            Due              Int Shortfall     Adjustment          Paid
----------------------------------------------------------------------------------
AF1                0.00                0.00            0.00                0.00
AF2                0.00                0.00            0.00                0.00
AF3                0.00                0.00            0.00                0.00
AF4          114,426.25                0.00            0.00          114,426.25
AF5           69,477.30                0.00            0.00           69,477.30
AF6           71,559.40                0.00            0.00           71,559.40
AV1           45,720.19                0.00            0.00           45,720.19
R                  0.00                0.00            0.00                0.00
----------------------------------------------------------------------------------
MF1           29,760.27                0.00            0.00           29,760.27
MF2           16,911.03                0.00            0.00           16,911.03
BF            22,475.00                0.00            0.00           22,475.00
MV1           22,482.48                0.00            0.00           22,482.48
MV2           20,933.72                0.00            0.00           20,933.72
BV            19,110.47                0.00            0.00           19,110.47
BFI                0.00                0.00            0.00           17,891.65
BVI                0.00                0.00            0.00          243,380.85
----------------------------------------------------------------------------------
Totals       432,856.12                0.00            0.00          694,128.62
----------------------------------------------------------------------------------

        THE
       BANK OF                                       Distribution Date: 4/25/03
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                            Countrywide Home Loans
                           Asset-Backed Certificates
                                 Series 1999-2



                          Current Payment Information
                              Factors per $1,000

----------------------------------------------------------------------------------------------------------------------------
                         Original          Beginning Cert.                                      Ending Cert.        Pass
                         Certificate       Notional            Principal        Interest        Notional            Through
Class     Cusip          Balance           Balance             Distribution     Distribution    Balance             Rate (%)
----------------------------------------------------------------------------------------------------------------------------
AF1       126671FP6      43,798,000.00       0.000000000       0.000000000      0.000000000       0.000000000      6.130000
AF2       126671FQ4      30,822,000.00       0.000000000       0.000000000      0.000000000       0.000000000      6.240000
AF3       126671FR2      19,666,000.00       0.000000000       0.000000000      0.000000000       0.000000000      6.390000
AF4       126671FS0      22,736,000.00     890.765025818      81.370996311      5.032822396     809.394029508      6.780000
AF5       126671FT8      11,628,000.00   1,000.000000000       0.000000000      5.975000000   1,000.000000000      7.170000
AF6       126671FU5      15,500,000.00     823.192103130      17.618482444      4.616735712     805.573620686      6.730000
AV1       126671FY7     277,200,000.00     125.598885629       0.000000000      0.164935759     125.598885629      1.525000
R         PRIVATE                 0.00       0.000000000       0.000000000      0.000000000       0.000000000      0.000000
----------------------------------------------------------------------------------------------------------------------------
MF1       126671FV3       5,037,000.00   1,000.000000000       0.000000000      5.908333333   1,000.000000000      7.090000
MF2       126671FW1       2,713,000.00   1,000.000000000       0.000000000      6.233333333   1,000.000000000      7.480000
BF        126671FX9       3,100,000.00   1,000.000000000       0.000000000      7.250000000   1,000.000000000      8.700000
MV1       126671FZ4      14,962,000.00   1,000.000000000       0.000000000      1.502638889   1,000.000000000      1.745000
MV2       126671GA8      11,025,000.00   1,000.000000000     167.037867705      1.898750000     832.962132295      2.205000
BV        126671GB6      11,813,000.00     481.095033709      58.109306946      1.617748870     422.985726763      3.905000
BFI       PRIVATE                 0.00       0.000000000       0.000000000      0.000000000       0.000000000      0.000000
BVI       PRIVATE                 0.00       0.000000000       0.000000000      0.000000000       0.000000000      0.000000
----------------------------------------------------------------------------------------------------------------------------
Totals                  470,000,000.00     259.523612681       9.896117404      1.476869404     249.627495255
----------------------------------------------------------------------------------------------------------------------------

        THE
       BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                            Countrywide Home Loans
                           Asset-Backed Certificates
                                 Series 1999-2



Pool Level Data

Distribution Date                                                                                     4/25/03
Cut-off Date                                                                                          5/ 1/99
Determination Date                                                                                    4/ 1/03
Accrual Period 30/360                              Begin                                              3/ 1/03
                                                   End                                                4/ 1/03
Number of Days in 30/360 Accrual Period                                                                    30

Accrual Period Actual Days                         Begin                                              3/25/03
                                                   End                                                4/25/03
Number of Days in Actual Accrual Period                                                                    31



Collateral Information
----------------------
Group 1
-------
Cut-Off Date Balance                                                                           155,006,364.96

Beginning Aggregate Pool Stated Principal Balance                                               57,504,993.97
Ending Aggregate Pool Stated Principal Balance                                                  55,381,856.52

Beginning Aggregate Certificate Stated Principal Balance                                        55,489,911.23
Ending Aggregate Certificate Stated Principal Balance                                           53,366,773.78

Beginning Aggregate Loan Count                                                                            855
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                            25
Ending Aggregate Loan Count                                                                               830

Beginning Weighted Average Loan Rate (WAC)                                                          9.237060%
Ending Weighted Average Loan Rate (WAC)                                                             9.250217%

Beginning Net Weighted Average Loan Rate                                                            8.737060%
Ending Net Weighted Average Loan Rate                                                               8.750217%

Weighted Average Maturity (WAM) (Months)                                                                  313

Subordinated Amount                                                                              2,015,082.74
Required Subordinated Amount                                                                     2,015,082.74

Has Trigger Event Occurred                                                                                YES

Servicer Advances                                                                                   78,414.97

Aggregate Pool Prepayment                                                                        1,809,063.65
Pool Prepayment Rate                                                                              34.9258 CPR

        THE
       BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                            Countrywide Home Loans
                           Asset-Backed Certificates
                                 Series 1999-2


Group 2
-------
Cut-Off Date Balance                                                                           315,004,296.18

Beginning Aggregate Pool Stated Principal Balance                                               69,256,444.51
Ending Aggregate Pool Stated Principal Balance                                                  66,623,071.87

Beginning Aggregate Certificate Stated Principal Balance                                        66,486,186.73
Ending Aggregate Certificate Stated Principal Balance                                           63,958,149.00

Beginning Aggregate Loan Count                                                                            823
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                            32
Ending Aggregate Loan Count                                                                               791

Beginning Weighted Average Loan Rate (WAC)                                                          8.921841%
Ending Weighted Average Loan Rate (WAC)                                                             8.915994%

Beginning Net Weighted Average Loan Rate                                                            8.421687%
Ending Net Weighted Average Loan Rate                                                               8.415834%

Weighted Average Maturity (WAM) (Months)                                                                  313

Subordinated Amount                                                                              2,664,922.87
Required Subordinated Amount                                                                     2,664,922.87

Has Trigger Event Occurred                                                                                 NO

Servicer Advances                                                                                  143,022.95

Aggregate Pool Prepayment                                                                        2,026,556.49
Pool Prepayment Rate                                                                              36.5693 CPR




Certificate Account

Beginning Balance                                                                                        0.00

Deposit
Payments of Interest and Principal                                                               4,951,888.31
Liquidation Proceeds                                                                               443,124.69
All Other Proceeds                                                                                       0.00
Other Amounts                                                                                            0.00
                                                                                                 ------------
Total Deposits                                                                                   5,395,013.00

        THE
       BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                            Countrywide Home Loans
                           Asset-Backed Certificates
                                 Series 1999-2


Withdrawals
Reimbursement of Servicer Advances                                                                      0.00
Payment of Master Servicer Fees                                                                    49,709.20
Payment of Sub Servicer Fees                                                                            8.88
Payment of Other Fees                                                                                   0.00
Payment of Insurance Premium(s)                                                                         0.00
Payment of Personal Mortgage Insurance                                                                  0.00
Other Permitted Withdrawal per the Pooling and Service Agreement                                        0.00
Payment of Principal and Interest                                                               5,345,303.80
                                                                                                ------------
Total Withdrawals                                                                               5,395,021.89

Ending Balance                                                                                         -8.88


Prepayment Compensation
Total Gross Prepayment Interest Shortfall                                                           3,108.07
Compensation for Gross PPIS from Servicing Fees                                                     3,108.07
Other Gross PPIS Compensation                                                                           0.00
                                                                                                ------------
Total Net PPIS (Non-Supported PPIS)                                                                     0.00


Master Servicing Fees Paid                                                                         49,709.20
Sub Servicing Fees Paid                                                                                 8.88
Insurance Premium(s) Paid                                                                               0.00
Personal Mortgage Insurance Fees Paid                                                                   0.00
Other Fees Paid                                                                                         0.00
                                                                                                ------------
Total Fees                                                                                         49,718.08



                                 Delinquency Information
                                 -----------------------
Group 1
-------

Delinquency                                    30-59 Days             60-89 Days        90+ Days          Totals
-----------                                    ----------             ----------        --------          ------
Scheduled Principal Balance                    1,889,325.46           531,369.44      2,678,535.93      5,099,230.83
Percentage of Total Pool Balance                  3.411452%            0.959465%         4.836486%         9.207403%
Number of Loans                                          31                    9                44                84
Percentage of Total Loans                         3.734940%            1.084337%         5.301205%        10.120482%

        THE
       BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                            Countrywide Home Loans
                           Asset-Backed Certificates
                                 Series 1999-2



Foreclosure
-----------
Scheduled Principal Balance                                                                      1,785,624.58
Percentage of Total Pool Balance                                                                    3.224205%
Number of Loans                                                                                            34
Percentage of Total Loans                                                                           4.096386%

REO
---
Scheduled Principal Balance                                                                        516,410.30
Percentage of Total Pool Balance                                                                    0.932454%
Number of Loans                                                                                            16
Percentage of Total Loans                                                                           1.927711%

Book Value of all REO Loans                                                                              0.00
Percentage of Total Pool Balance                                                                    0.000000%

Current Realized Losses                                                                             76,186.23
Additional Gains (Recoveries)/Losses                                                                     0.00
Total Realized Losses                                                                            2,984,391.00



Group 2
-------


Delinquency                                 30-59 Days       60-89 Days          90+ Days          Totals
-----------                                 ----------       ----------          --------          ------
Scheduled Principal Balance               3,364,410.31     1,000,309.06       4,576,621.05       8,941,340.42
Percentage of Total Pool Balance             5.049918%        1.501445%          6.869424%         13.420787%
Number of Loans                                     36               11                 60                107
Percentage of Total Loans                    4.551201%        1.390645%          7.585335%         13.527181%



Foreclosure
-----------
Scheduled Principal Balance                                                                      5,649,537.59
Percentage of Total Pool Balance                                                                    8.479852%
Number of Loans                                                                                            58
Percentage of Total Loans                                                                           7.332491%

REO
---
Scheduled Principal Balance                                                                      1,312,092.78
Percentage of Total Pool Balance                                                                    1.969427%
Number of Loans                                                                                            21
Percentage of Total Loans                                                                           2.654867%

Book Value of all REO Loans                                                                              0.00
Percentage of Total Pool Balance                                                                    0.000000%

Current Realized Losses                                                                            239,762.81
Additional Gains (Recoveries)/Losses                                                                     0.00

        THE
       BANK OF
        NEW
       YORK
101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
      212-815-3236


                            Countrywide Home Loans
                           Asset-Backed Certificates
                                 Series 1999-2



Total Realized Losses                                                                            7,133,649.90



AVAILABLE FUNDS CAP INFORMATION
-------------------------------


Class BV Certificate Carry-Forward Amount                                                                0.00
Class BV Available Funds Cap Rate                                                                     0.0000%
Cumulative BV Carry-Forward Amount                                                                       0.00
Class BV Un-Capped Coupon                                                                             3.9050%
Interest Accrued on Class BV Carryover Shortfall Amount                                                  0.00